Exhibit 10.1

                      RIGHTS PURCHASE AGREEMENT

     This RIGHTS PURCHASE AGREEMENT (this "Agreement") is entered into on September 20, 2001, by and between Giant Industries Arizona, Inc., an Arizona corporation ("Giant AZ") and James E. Acridge, Trustee for and on behalf of the Acridge Family Trust ("Acridge Trust").

                             RECITALS

     A. Pursuant to that certain Purchase Agreement (the "Jomax Agreement"), dated January 26, 2001, and amended February 12, 2001, March 1, 2001, and March 9, 2001, the Acridge Trust agreed to sell certain real property located in north Scottsdale, Arizona, and more particularly described in the Jomax Agreement (the "Property"), to Giant Industries, Inc., a Delaware corporation ("Giant").

     B. Pursuant to an Amendment to Escrow Instructions and/or Purchase Contract, dated March 23, 2001, among Giant, Giant AZ and the Acridge Trust, Giant nominated Giant AZ to replace Giant in the escrow and to acquire title to the Property. Giant AZ acquired title to the Property on March 28, 2001.

     C. Pursuant to the Jomax Agreement, the Acridge Trust was granted a right of first refusal and an option to purchase the Property (the "Right" and the "Option" as those terms are defined in the Jomax Agreement, and herein collectively, the "Rights").

     D. The Acridge Trust now desires to sell to Giant AZ, and Giant AZ now desires to purchase from the Acridge Trust, the Rights, upon the terms and conditions set forth in this Agreement

                             AGREEMENT
For and in consideration of the representations and warranties, and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE 1.
          PURCHASE OF INTEREST IN THE TRANSFERRED ASSETS

     1.1 Purchase of the Rights. Subject to the terms and conditions set forth in this Agreement, the Acridge Trust agrees to sell, and Giant AZ agrees to purchase, all of the Acridge Trust's right, title and interest in and to the Rights.

                             ARTICLE 2.
                    PURCHASE PRICE; THE CLOSING

     2.1  Purchase Price.

          (a) The purchase price for the Rights shall be Six Hundred Thousand Dollars ($600,000.00) (the "Purchase Price").

          (b) Giant AZ shall pay the Acridge Trust the Purchase Price on the Closing Date by certified check or by wire transfer of immediately available funds to an account designated by the Acridge Trust.

     2.2 The Closing. The transaction contemplated by this Agreement shall be consummated at a closing (the "Closing") held on the date hereof (the "Closing Date") at the offices of Giant AZ or at such other time and place as the Acridge Trust and Giant AZ shall mutually agree.

     2.3 Deliveries by the Acridge Trust. At the Closing, the Acridge Trust shall deliver or cause to be delivered to Giant AZ, in form satisfactory to Giant AZ and all duly executed:

          (a)  An Assignment in the form attached hereto as Exhibit A.

          (b) All other documents reasonably required to consummate the transaction herein contemplated.

     2.4 Deliveries by Giant AZ. At the Closing, Giant AZ shall deliver or cause to be delivered to the Acridge Trust, in form satisfactory to the Acridge Trust and, if applicable, all duty executed:

          (a)  The Purchase Price.

          (b)  The Assignment.

          (c) All other documents reasonably required to consummate the transaction herein contemplated.

                             ARTICLE 3.
        REPRESENTATIONS AND WARRANTIES OF THE ACRIDGE TRUST

     3.1 Nature of the Acridge Trust's Representations. Each of the representations and warranties of the Acridge Trust contained in this
Article 3 constitutes a material part of the consideration to Giant AZ and Giant AZ is relying on the correctness and completeness of these representations and warranties in entering into this transaction. The Acridge Trust represents that each of the following representations and warranties is true and accurate as of the date of execution of this Agreement by the Acridge Trust, and will survive the Closing regardless of any investigation or inspection by Giant AZ.

     3.2 Representations and Warranties of the Acridge Trust. The Acridge trust represents and warrants to Giant AZ as follows:

          (a) Organizational Status. The Acridge Trust is a trust duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full power and authority to enter into and to perform its obligations under this Agreement. The persons executing this Agreement on behalf of the Acridge Trust have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement.

          (b) Entity Action. All action on the part of the Acridge Trust that is required for the execution, delivery and performance by the Acridge Trust of this Agreement and each of the documents and agreements to be delivered by the Acridge Trust at the Closing has been duly and effectively taken.

          (c) Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by the Acridge Trust at the Closing, constitute legal, valid and binding obligations of the Acridge Trust, enforceable against the Acridge Trust in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

          (d) Violations; Consents; Defaults. Neither the execution of this Agreement nor the performance by the Acridge Trust of its obligations under this Agreement will result in any breach or violation of the terms of any law, rule, ordinance, or regulation or of any decree, judgment or order to which the Acridge Trust, or any trustee, beneficiary or affiliate of the Acridge Trust, is a party now in effect from any court or governmental body. There are no consents, waivers, authorizations or approvals from any third party necessary to be obtained by the Acridge Trust in order to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and performance by the Acridge Trust of its obligations under this Agreement will not conflict with or result in a breach or default (or constitute an event which, with the giving of notice or the passage of time, or both, would constitute a default) under the Acridge Trust's trust agreement, or any other instrument to which the Acridge Trust, or any trustee, beneficiary or affiliate of the Acridge Trust, is a party or by which the Acridge Trust or any of its assets may be bound. The execution and delivery of this Agreement and performance by the Acridge Trust of its obligations under this Agreement will not result in the creation of any new, or the acceleration of any existing lien, charge, or encumbrance upon the Rights.

          (e) Litigation. Neither the Acridge Trust nor any of its officers, directors or shareholders is a party to any pending or threatened action, suit, proceeding or investigation, at law or in equity or otherwise, in, for or by any court of governmental board, commission, agency, department or officer arising from or relating to this transaction or the Rights.

          (f) Title. The Acridge Trust has good and marketable title to the Rights, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature.

          (g) No Further Rights. Upon the completion of the transaction contemplated by this Agreement, neither the Acridge Trust, James E. Acridge, nor any of their affiliates will have any remaining interest in the Property.

                            ARTICLE 4.
            REPRESENTATIONS AND WARRANTIES OF GIANT AZ

     Giant AZ makes the following representations and warranties to the Acridge Trust:

     4.1 Due Incorporation. Giant AZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Giant AZ has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

     4.2 Due Authorization and Enforceability. Giant AZ has full power and authority to enter into this Agreement and the instruments and agreements hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the instruments and agreements hereunder have been duly and validly approved by Giant AZ and no other proceedings on the part of Giant AZ are necessary to authorize this Agreement, the instruments and agreements hereunder or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Giant AZ and when duly and validly executed and delivered by the Acridge Trust is enforceable against Giant AZ in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                             ARTICLE 5.
                     SURVIVAL; INDEMNIFICATION

     5.1 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants in this Agreement and the obligations of the parties with respect thereto shall survive the Closing.

     5.2 Indemnification by the Acridge Trust. Except as set forth below, the Acridge Trust shall indemnify and hold harmless Giant AZ and its officers, directors, partners, affiliates, members, managers, successors and assigns from and against any claims, liabilities, losses, damages or expenses (including reasonable attorneys' fees and expenses) ("Losses") which are caused by or arise out of: (i) the Acridge Trust's ownership of the Rights prior to the Closing Date;
(ii) any breach or default in the performance of any covenant, agreement or obligation of the Acridge Trust contained in this Agreement; or (iii) any breach of any representation or warranty made by the Acridge Trust herein or any other instrument expressly required to be delivered by or on behalf of the Acridge Trust pursuant hereto.

     5.3 Indemnification by Giant AZ. Giant AZ shall indemnify and hold harmless the Acridge Trust and its officers, directors, partners, affiliates, members, managers successors and assigns from and against any Losses which are caused by or arise out of: (i) the ownership of the Rights on and after the Closing Date; (ii) any breach or default in the performance by Giant AZ of any covenant, agreement or obligation of Giant AZ contained in this Agreement; or (iii) any breach of any representation or warranty made by Giant AZ herein, or in any other instrument expressly required to be delivered by or on behalf of Giant AZ pursuant hereto.

     5.4 Procedure. In the event that a claim of a third party arises with respect to any matter which is covered by the indemnification provisions contained in this Agreement, the party against whom the claim is asserted (the "Indemnitee") shall give prompt written notice to the other party (the "Indemnitor"), and the Indemnitor shall have the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt written notice to the Indemnitee; provided, however, that (a) the Indemnitee shall at all times have the right, at its option and expense, to participate fully therein and (b) if the Indemnitor does not give such notice and does not proceed diligently to defend the claim within 30 days after receipt of such notice of the claim, the Indemnitee shall have the right, but not the obligation, to undertake the defense of any such claim for the account of and at the risk of the Indemnitor and the Indemnitor shall be bound by any defense or settlement that the Indemnitee may make as to such claim. The parties shall cooperate in defending any such claim, and the defending party shall have reasonable access to the books, records and personnel in the possession or control of the other party that are pertinent to the defense. The parties agree that the Indemnitee may join the Indemnitor in any action, claim or proceeding brought by a third party, as to which any right of indemnification granted to the Indemnitee pursuant to this Agreement would or might apply, for the purpose of enforcing such right of indemnification.

     5.5 Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR
SPECULATIVE DAMAGES.

                            ARTICLE 6.
                          GENERAL TERMS

     6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shell be given by mail and facsimile:

If to the Acridge Trust, to:

     James E. Acridge, as Trustee of the
     Acridge Family Trust
     23733 North Scottsdale Road
     Scottsdale, Arizona 85255
     Telephone: (480) 585-8802
     Facsimile: (480) 585-8894

If to Giant AZ, to:

     Giant Industries Arizona, Inc.
     c/o Giant Industries, Inc.
     23733 North Scottsdale Road
     Scottsdale, Arizona 85255
     Attention: Treasurer
     Telephone: (480) 585-8888
     Facsimile: (480) 585-8894

or such other address or telecopy number as such party may hereafter specify by notice in writing to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the number specified in this Section and the appropriate confirmation is received, or (ii) if given by any other means, when delivered at the address specified in this Section 7.1.

     6.2 Expenses. Each party shall pay and be responsible for the costs and expenses (including, but not limited to, all attorneys' and accountants' fees and expenses) incurred by such party in connection herewith and the transactions contemplated hereby.

     6.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

     6.4 Entire Agreement; Amendment. This Agreement and the exhibit hereto and the related documents and agreements specifically referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     6.5 Counterparts. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when a counterpart has been signed by Giant AZ and delivered to the Acridge Trust and a counterpart has been signed by the Acridge Trust and delivered to Giant AZ.

     6.6 Captions. Captions herein are inserted are the convenience of reference only and shall not be used in the interpretation of this Agreement. Unless context requires otherwise, all reference herein to Articles and Sections are references to the articles and sections of this Agreement.

     6.7 No Third Party Beneficiaries. Nothing in this Agreement shall create in any third Person any third party beneficiary rights.

     6.8 Further Assurances. The Acridge Trust and Giant AZ agree, at the request of the other without additional consideration, to execute and deliver or cause to be executed and delivered, from time to time, such further instruments and shall take such further action the other may reasonably require in order to carry out more effectively the intent and purposes of this Agreement or to bestow on Giant AZ the benefits and rights intended to be transferred hereby.

     6.9 Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona (without regard to conflicts of law principles thereof) and the applicable laws of the United States of America.

     6.10 Cumulative Remedies. No remedy conferred herein is to be exclusive of any other remedy, and every remedy contained herein shall be cumulative and shall be in addition to every other remedy given hereunder as now or hereafter existing at law or in equity.

     6.11 Joint Venture, Partnership and Agency. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the parties.

     6.12 Recording and Filing. Except as may be required by Law, this Agreement shall not be recorded or filed by either party, or their successors or assigns, in or with any public or government office, officer, agency or records repository without the prior written consent of the other party.


     IN WITNESS WHEREOF, the Acridge Trust and Giant AZ have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                           ACRIDGE FAMILY TRUST


                           By: /s/ JAMES E. ACRIDGE
                              ---------------------------
                           Name:   James E. Acridge
                           Title:   Trustee


                           GIANT INDUSTRIES ARIZONA, INC.


                           By: /s/ MARK B. COX
                              ---------------------------
                           Name:   Mark B. Cox
                           Title:   Vice President


                               EXHIBIT A

                          FORM OF ASSIGNMENT

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )


     For valuable consideration received, the Acridge Family Trust ("Assignor") hereby transfers and assigns unto Giant Industries Arizona, Inc., an Arizona corporation ("Assignee"), its successors and assigns, Assignor's right, title and interest in and to the right of first refusal and option to purchase the Property (as defined in the Jomax Agreement defined below) granted to Assignor pursuant to that certain Purchase Agreement (the "Jomax Agreement"), dated January 26, 2001, and amended February 12, 2001, March 1, 2001, and March 9, 2001, between Assignor and Giant Industries, Inc., a Delaware corporation ("Giant"). The right of first refusal and the option to purchase the Property are the "Right" and the "Option" as those terms are defined in the Jomax Agreement, and are herein collectively referred to as
the "Rights".   Pursuant to an Amendment to Escrow Instructions and/or
Purchase Contract, dated March 23, 2001, among Giant, Assignor and Assignee, Giant nominated Assignee to replace Giant in the escrow and to acquire title to the Property. Assignee acquired title to the Property on March 28, 2001. Pursuant to this Assignment, Assignee agrees to be bound by all the terms, conditions and covenants of each of the Rights herein assigned.

     This Assignment is subject to that certain unrecorded Rights Purchase Agreement, dated September __, 2001, by and between Assignor and Assignee. In the event of a conflict between the terms of this Assignment and the Rights Purchase Agreement, the terms of such Rights Purchase Agreement shall prevail.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Agreement effective September __, 2001.

ATTEST:                  ACRIDGE FAMILY TRUST


                         By:_____________________
                         Name:   James E. Acridge
                         Title:   Trustee


ATTEST:                  GIANT INDUSTRIES ARIZONA, INC.


                         By:_____________________
                         Name:
                         Title:


STATE OF ARIZONA     )
                     ) ss.
COUNTY OF MARICOPA   )

     The foregoing instrument was acknowledged before me this _____ day of September, 2001, by James E. Acridge, as Trustee of the Acridge Family Trust, on behalf of such trust.

     Witness my hand and official seal.

                                  __________________________
                                  Notary Public
                                  State of Arizona
My Commission Expires:__________



STATE OF ARIZONA     )
                     ) ss.
COUNTY OF MARICOPA   )

     The foregoing instrument was acknowledged before me this _____ day of September, 2001, by _______________________, as
___________________ for Giant Industries Arizona, Inc., an Arizona corporation, on behalf of such corporation.

     Witness my hand and official seal.

                                  __________________________
                                  Notary Public
                                  State of Arizona
My Commission Expires:__________